EXHIBIT 10(e)(24)

Executive Long-Term Incentive Program -Restricted Stock Unit Retention Award
Award Summary
<<First Name>> <<Last Name>>
Date of agreement and award:    <<Grant Date>>

Restricted Stock Units (RSUs)

Number of Restricted Stock Units:	<<# of RSUs>>
Approved Award Value:	<<Approved Value>>
Vesting Date:	<<3-5 years from date of grant>>

*	Subject to the terms and conditions described in the Omnibus Agreement – 2012: PIP;ELTIP;RSUs;Retention